EXHIBIT INDEX

10. Opinion of counsel and consent to its use as to the legality of the securities registered.

11.       Consent of Independent Auditors.

16.(a)    Code of Ethics  adopted  under  Rule 17j-1 for  Registrant.

17.(a)    IDS Life Variable  Annuity Fund B Power of Attorney to sign Amendments
          to  this  Registration   Statement, dated  April  25,  2001.

17.(b) IDS Life Variable Annuity Fund B Power of Attorney to sign Amendments to this Registration Statement, dated April 22, 2002.

17.(c)    IDS Life Insurance  Company Power of Attorney to sign  Amendments to
          this   Registration   Statement,   dated  April  9,  2002.